Exhibit 10.2

C.2 COOPERATION AGREEMENT

COOPERATION AGREEMENT dated June 16, 2010, (“Agreement”), by and between ERICH HOFER, and Sunovia Energy Technologies, Inc., located at 6408 Parkland Drive, Suite 104, Sarasota, FL  34243, (“Company”).

WITNESSETH:

WHEREAS, the Company desires to obtain ERICH HOFER’s services and ERICH HOFER has agreed to provide its services on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the above premises and mutual covenants contained herein, the parties hereby agree as follows:

1.           Services.  Company hereby retains ERICH HOFER to introduce Company to organizations, companies and/or individuals in which ERICH HOFER has already vetted, and in which Company can feel confidence as to their professional integrity and reputation (“Transaction”).

2.           Compensation.  As part of the consideration for the services to be rendered under this Agreement, upon closing of a Transaction resulting from ERICH HOFER’s efforts, Company shall pay a fee of 7.0% of the determined value of the Transaction (80% of which is payable in company stock valued at the ten day trailing average closing bid price on the day of such closing, and 20% payable in cash).

3.           Expenses. Except as otherwise agreed between the parties, each party shall be responsible for its own costs and expenses under this Agreement.

4.           ERICH HOFER’s Representation.
(a)           ERICH HOFER shall, at all times, hold itself out and act in the best interests of the Company and the Agreement and shall not conduct itself in any manner that would contravene the intent of the Agreement to promote the services of the Company’s interests and provide services to the Company.

(b)           ERICH HOFER shall keep confidential all non-public information provided to it by or at the request of the Company, and shall not disclose such information to any or for the promotion of any third party or to any of its employees or advisors except to those persons who have a need to know of such information in connection with ERICH HOFER’s performance of its responsibilities hereunder.  Such disclosure would need to be approved by the Company prior to disclosure.

5.           Independence:  It is expressly understood that in providing services to the Company, ERICH HOFER is acting as an independent contractor and is not an employee, agent, partner of or part of a joint venture with the Company.

6.           Acting Only as an Advisor:  It is acknowledged that ERICH HOFER’s position in any proposed Transactions is that of an advisor or facilitator, and that ERICH HOFER is not licensed as a securities dealer or broker, is exempt from such licensing under the provisions of the securities laws, and will not be required to receive, transmit or hold any funds or securities in connection with such Transaction, or to perform any act which would make such exemption unavailable.  In order to induce the Company to enter into this Agreement, ERICH HOFER hereby represents and warrants to the Company as follows:

(a)
Status. ERICH HOFER is not now nor has he ever (i) been registered as a broker-dealer under the Securities Exchange Act 1934, as amended (“Exchange Act”); or (ii) served as a registered representative or consultant for any broker-dealer registered under the Exchange Act.  In addition, during the past two (2) years, ERICH HOFER has not been engaged as a consultant on behalf of any issuer of securities or any broker-dealer in connection with the sale of securities of any person and does not regularly engage in such activity.

(b)
No General Solicitation.  ERICH HOFER shall not engage in any advertising, publish in any newspaper magazine or similar media or broadcast over television, radio or the Internet, any communication for the purpose of soliciting persons who may be interested in investing in the Company or otherwise engage in any general solicitation, as that term is defined in the Securities Act, and the rules and regulations prorogated thereunder, regarding an investment in the Company.

(c)	Relationship with Broker. ERICH HOFER knows managing directors, partners or persons holding similar positions in the investment banking or similar departments. The introduction of any additional investor or broker dealer to the Company shall constitute a representation and warranty of ERICH HOFER that he knew managing directors, partners or persons holding similar positions in the investment banking departments of such additional investor.

7.           Duration/Termination:  Except as otherwise provided hereunder, this Agreement shall remain in full force and effect for twelve months from execution.  Following the completion of such initial term, this Agreement is thereafter renewable, by written mutual consent of both parties, for additional terms of one year.

Notwithstanding the foregoing, this Agreement may be termination by either party upon thirty (30) days’ written notice, which notice shall be effective upon receipt.  Such termination shall not affect the obligation of the Company to pay Compensation as provided in §2 hereof as to a Transaction consummated within six (6) months after such termination.

8.           Indemnification.  Except for the conduct specified above, each party shall hold harmless the other party against and from any and all liabilities, damages and expenses (including attorney fees) made against or incurred by the other party from any third party source for any damages caused, or contributed to, by a breach of its obligations under this Agreement.

9.           Entire Agreement:  This Agreement recognizes the full understanding of the parties.  It cannot be amended or changed unless said amendment or change is in writing and signed by both parties with the same formality of this Agreement.  If any provision of this agreement is deemed by competent authority to be unenforceable or leally deficient, all other provisions shall remain in full force and effect.

10.           Choice of Law:  This Agreement shall be interpreted under the laws of the state of Florida.  In the event of any dispute between the parties relative to any portion of this Agreement, the parties agree to mandatory arbitration to resolve the dispute.  Each party shall be responsible for its own legal fees, costs and arbitration expenses.

11.           This represents the entire understanding of the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date above written.

Erich Hofer

By:	/s/ Erich Hofer
Name: Erich Hofer Title: Date:

Sunovia Energy Technologies, Inc.

By:	/s/ Carl L. Smith III
Name: Carl L. Smith III Title: CEO Date:

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